UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2020

Iterum Therapeutics plc
(Exact name of registrant as specified in its charter)
Ireland	001-38503	98-1283148
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

Block 2 Floor 3, Harcourt Centre, Harcourt Street, Dublin 2, Ireland		n/a
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: +353 1 903 8920

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12 (b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Ordinary Shares, par value $0.01 per share	ITRM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 18, 2020, Michael Dunne, M.D., notified Iterum Therapeutics plc (the “Company”) of his decision to resign as Chief Scientific Officer of the Company, effective December 21, 2020, to pursue other professional interests. Dr. Dunne has agreed to serve as a strategic advisor to the Company throughout the regulatory review of the Company’s pending new drug application for oral sulopenem for the treatment of uncomplicated urinary tract infections in patients with a quinolone non-susceptible pathogen. In connection with his resignation and transition to service as a strategic advisor, the Company expects to enter into arrangements with Dr. Dunne, including a consulting agreement, that will, among other things, provide compensation to him, in an amount and on terms yet to be determined.

Steven Aronin, M.D., the Company’s current Senior Vice President and Head of Clinical Development, will lead the Company’s development and regulatory activities following the effective date of Dr. Dunne’s resignation.

In addition, on December 22, 2020, the Board of Directors (the “Board”) of the Company increased the size of the Board from seven members to eight members and the Board appointed Dr. Dunne as a member of the Board, effective immediately. Dr. Dunne was appointed to serve as a Class III director with a term expiring at the Company’s 2021 annual meeting of shareholders until his successor is duly elected and qualified, or until his earlier death, resignation or removal.

Following the effective date of his resignation, Dr. Dunne will receive compensation for his service as a non-employee director in accordance with the Company’s non-employee director compensation policy, as described in the proxy statement relating to the Company’s 2020 annual meeting of shareholders as filed with the Securities and Exchange Commission (the “SEC”) on May 7, 2020.

Dr. Dunne has no family relationship with any of the executive officers or directors of the Company. Other than as described above, there were no arrangements or understandings between Dr. Dunne and any other person pursuant to which he was appointed to this position.

Dr. Dunne had previously entered into the standard form of indemnification agreements with each of the Company and Iterum Therapeutics US Limited, the Company’s indirect wholly owned subsidiary, copies of which were filed with the SEC as Exhibit 10.10 and Exhibit 10.11, respectively, to the Company’s Registration Statement on Form S-1.

The Company issued the press release attached hereto as Exhibit 99.1 related to the events discussed above.

Item 9.01.Financial Statements and Exhibits.

(d) Exhibits

99.1Press release issued by Iterum Therapeutics plc, dated December 23, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Iterum Therapeutics plc

Dated: December 23, 2020
	By:	/s/ Corey N. Fishman
Corey N. Fishman
Chief Executive Officer